EXHIBIT 32.1

CERTIFICATION PURSUANT TO SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of ASP Isotopes Inc. (the “Corporation”) on Form 10-Q for the fiscal quarter ended June 30, 2026, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Paul E. Mann, as Chief Executive Officer of the Corporation, and I, Heather Kiessling, as Chief Financial Officer of the Corporation, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1)
The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)
The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Corporation.

Date: August 14, 2026	By:	/s/ Paul E. Mann
Paul E. Mann Chief Executive Officer
(Principal Executive Officer)

Date: August 14, 2026	By:	/s/ Heather Kiessling
Heather Kiessling Chief Financial Officer
(Principal Financial Officer)

This certification shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liability of Section 18 of the Exchange Act. Such certification shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Corporation specifically incorporates it by reference.